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               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            Form 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  December 9, 1994
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                      PETROLITE CORPORATION
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     (Exact name of Registrant as specified in its charter)


     Delaware                 0-685               43-0617572
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(State or other       (Commission File No.)   (I.R.S. Employer
jurisdiction of                               Identification No.)
incorporation)


369 Marshall Avenue, St. Louis, Missouri               63119
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(Address of principal executive office)             (Zip Code)


Registrant's telephone number, including area code:  (314) 961-3500
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                              None
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  (Former name or former address, if changed since last report)




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Item 5.   Other Events
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     (a)  The Company has entered into a letter of intent (the
"Letter of Intent") with Wm. S. Barnickel & Company ("Barnickel Company"), the William S. Barnickel Testamentary Trust ("Barnickel Trust"), the John S. Lehmann Trust f/b/o John S. Lehmann, Jr. and the John S. Lehmann Trust f/b/o Frederick W. Lehmann III (together, the "Lehmann Trusts"), and Michael V. Janes, G.J. Brown, William B. Janes, and John V. Janes (collectively, the "Janeses"), a copy of which is attached hereto as Exhibit 99 and incorporated herein.
The Letter of Intent was executed by the last signatory thereto on December 9, 1994. The Company issued a press release about the Letter of Intent on December 9, 1994, a copy of which is attached hereto as Exhibit 20 and incorporated herein.

     The Letter of Intent sets forth the principal terms of the proposed acquisition by the Company of substantially all of the assets of Barnickel Company pursuant to a tax-free reorganization (the "Proposed Reorganization") within the meaning of Section 368(a)(1)(C) of the United States Internal Revenue Code of 1986, as amended. Subject to the satisfaction of certain conditions to the closing (the "Closing") of the transactions contemplated in the Proposed Reorganization, the Company would acquire, in exchange for newly issued shares of its Capital Stock, substantially all of the assets of Barnickel Company, consisting of shares of the Company's Capital Stock (representing approximately 47% of the Company's outstanding Capital Stock), certain interests in the Barnickel Trust acquired by Barnickel Company ("Trust Interests"), and some or all of the oil and gas properties owned by Barnickel Company (the "Oil and Gas Properties").

     By its terms the Letter of Intent is not a binding agreement of the parties, except in certain limited respects specified therein. It is an understanding in principle and an agreement to negotiate in good faith to reach a definitive agreement (the "Definitive Agreement") with respect to the Proposed Reorganization. There is no assurance that a Definitive Agreement will be entered into or, if it is, that the conditions to Closing to be set forth in the Definitive Agreement will be satisfied and the Proposed Reorganization consummated.

     The following is a summary of certain terms and conditions of the Proposed Reorganization as set forth in the Letter of Intent. This summary does not purport to be a complete summary and is qualified in its entirety by reference to the full text of the Letter of Intent, which is incorporated herein by reference.

SALE OF BARNICKEL COMPANY PORTFOLIO; PURCHASE OF BARNICKEL TRUST
INTERESTS.

     Prior to Closing, Barnickel Company would sell its portfolio of marketable securities (other than shares of the Company's
Capital Stock) on the open market.  After establishing reserves for

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or paying certain items specified in the Letter of Intent
(including income taxes on the sale), Barnickel Company would use the remaining proceeds to purchase available beneficial interests in the Barnickel Trust from beneficiaries other than the Janeses and other than the Janes Family, as that term is defined in the Letter of Intent. In its discretion, Barnickel Company also might purchase any of its shares available for purchase from the Lehmann Trusts.

PURCHASE OF BARNICKEL COMPANY ASSETS.

     At the Closing, the Company would exchange newly issued shares of its Capital Stock for the assets of Barnickel Company, as follows:

     1. The Company would issue one new share of Capital Stock to Barnickel Company in exchange for each of the 5,337,360 shares of Capital Stock owned by Barnickel Company at the Closing.

     2. The Company would issue shares of Capital Stock equal in value to the after-tax fair market value of the Oil and Gas
Properties, with certain adjustments as further specified in the Letter of Intent.

     3. In exchange for the Trust Interests owned by Barnickel Company, the Company would issue shares of Capital Stock equal in number to the number of shares of Capital Stock the Company would receive as a Barnickel Trust beneficiary upon dissolution of Barnickel Company and distribution of the Barnickel Trust.

     The Company would assume at Closing (i) all liabilities associated with the Oil and Gas properties, (ii) documented fees and expenses of Barnickel Company's counsel, accountants, appraisers and financial advisers in connection with the Proposed Transaction, and (iii) a portion of the federal income taxes attributable to Barnickel Company's sale of its marketable securities; provided, however, that the Company would not assume any liabilities under clauses (ii) and (iii) in excess of $9,000,000 in the aggregate. The Company would not assume any other liabilities of Barnickel Company.

DISSOLUTION OF BARNICKEL COMPANY; DISTRIBUTION OF BARNICKEL TRUST
ASSETS TO BENEFICIARIES; CREATION OF CUSTODIAL ACCOUNTS.

     As soon as practicable following the Closing, Barnickel Company would dissolve and distribute its remaining assets (consisting of the shares of Capital Stock received by Barnickel Company in the Proposed Transaction), but excluding the reserves referenced above, to the Barnickel Company stockholders; namely, the Barnickel Trust (or, if earlier distributed, its beneficiaries) and the Lehmann Trusts. If not earlier distributed, immediately upon receiving such remaining assets of Barnickel Company the Barnickel Trust would distribute such assets to the beneficiaries

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of the Barnickel Trust (including the Company).

     Upon dissolution of Barnickel Company, shares of Capital Stock equal in value, as of the Closing, to one-half the value of the outstanding Barnickel Company stock, plus one-half the value of Barnickel Company stock purchased from the Lehmann Trusts, would be deposited by or on behalf of the distributees (other than the Company) with a custodian for purposes of meeting the "continuity of interest" test required in a tax-free reorganization (the "Continuity Custodial Arrangement"). During the five year period following the Closing these shares would be released by the custodian, as may be provided further in the custodial arrangement, only upon receipt of an opinion of tax counsel reasonably satisfactory in form and substance to the Company and its counsel and to counsel for the Barnickel Trust.

     Additional shares of Capital Stock having an approximate value of up to $10,000,000 also would be deposited by or on behalf of the distributees (other than the Company) with a custodian for up to five years, and would be available during such five year period for sale in satisfaction of certain indemnification obligations incurred as part of the Proposed Reorganization for the benefit of the officers and directors of Barnickel Company, the Barnickel Trustees (as shareholders of Barnickel Company), and Morgan Stanley & Co., Incorporated.

     Each beneficial owner of the custodial shares would have the right to vote and continue to receive all dividends declared on the shares held in custody.

REPRESENTATION ON THE COMPANY BOARD OF DIRECTORS.

     Upon the Closing, the Company Board of Directors (the "Board") would increase the size of the Board to eleven directors. The Board then would appoint to the Board two persons proposed by Barnickel Company, subject to certain conditions set forth in the Letter of Intent. These persons or, if they are unwilling or unable to serve, other persons proposed by the owners of the Company Capital Stock held under the Continuity Custodial Arrangement, would be renominated, subject to certain conditions set forth in the Letter of Intent, at successive annual meetings for so long as the Continuity Custodial Arrangement remains in existence. After the Continuity Custodial Arrangement is dissolved the Board would nominate two persons as proposed jointly by the Janeses.

     As specified in the Letter of Intent, the right to nominate persons is subject to the percentage ownership requirement described below and certain other conditions set forth in the Letter of Intent. The parties would have the right to nominate two persons for so long as the Janeses aggregate beneficial ownership is 15% or more of the Company's outstanding Capital Stock and the right to nominate one person for so long as the Janeses aggregate

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beneficial ownership is 10% or more of the Company's outstanding
Capital Stock. The parties would not have the right to nominate any persons if the Janeses aggregate beneficial ownership of the Company's outstanding Capital Stock is less than 10%.

     The Letter of Intent sets forth specific and detailed provisions for determining the aggregate beneficial ownership of the Janeses, which ownership can include shares owned by certain transferees of each of the Janeses. During the five-year period following the Closing, the Board's Executive and Nominating Committees each would include at least one director appointed or nominated as provided in the Letter of Intent.

STOCKHOLDER AGREEMENT.

     The Letter of Intent provides for a Stockholder Agreement among the Company, the Janeses and certain transferees of the Janeses, (collectively, the "Stockholder Parties") as specified in the Letter of Intent. In addition to the provision on Board representation described above, the Stockholder Agreement would contain the following undertakings by the Stockholder Parties:

     - Not to transfer any shares of Company Capital Stock prior to January 1, 1997 to any person who then owns, or would own, 10% of the Company's outstanding stock; except that, they could participate in a tender offer under certain circumstances specified in the Letter of Intent.

     - Not to engage in any open market sale of Company Capital Stock prior to January 1, 1997 except through a secondary offering pursuant to the registration rights agreement described below or pursuant to paragraph (d) of SEC Rule 145.

     - Not to engage in a private sale of Company Capital Stock prior to January 1, 1997 without giving the Company a right of first refusal, except for sales between the Janeses or by any of them to Janes Family members.

     - Not to acquire, prior to January 1, 1997, additional shares of Company Capital Stock that would result in their aggregate percentage ownership of outstanding Company Capital Stock increasing by more than one percent.

     - Prior to the earlier of the Company's 1997 Annual Meeting and June 30, 1997, not to call or participate in the calling of a special meeting of Company stockholders except as called by a majority of the Company Board; not to submit any stockholder proposal to be voted upon at any meeting of Company stockholders; not to institute, encourage or participate in any proxy solicitation with respect to a vote of Company's stockholders; and not to

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          publicly or privately propose, encourage, solicit or
          participate in the solicitation of any person to acquire a substantial portion of Company's assets or more than 1% of Company's outstanding Company Capital Stock.

     - Through the Company's 1997 Annual Meeting, to vote all shares of Company Capital Stock beneficially owned by them and their affiliates in accordance with the recommendations of the Company Board or for, against or abstaining in the same proportion as the shares owned by all other stockholders; except that, this provision would not apply to certain transaction specified in the Letter of Intent.

REGISTRATION RIGHTS AGREEMENT.

     The Letter of Intent provides for a Registration Rights Agreement among the Company, each of the Stockholder Parties, the trustee of the Lehmann Trusts (on behalf of the Lehmann Trusts and their beneficiaries) and the trustees of the Barnickel Trust (on behalf of the beneficiaries of the Barnickel Trust) which would contain substantially the following provisions:

     - The parties would have in the aggregate not more than two rights to demand registration and an unlimited number of piggy-back registration rights for five years following the Closing, and one right to demand registration in the sixth year following the Closing, under certain conditions set forth in the Letter of Intent. The Company would pay the legal and other expenses of the registration and offering but the participants would pay the underwriting fees to the extent of their participation.

     - Subject to maintaining the "Continuity of Interest" amount, there would be no maximum number of shares that could be registered in any demand registration, but the minimum number would be 150,000 shares. The maximum number of shares that could be registered in any piggy-back registration would be 650,000 shares and the minimum number would be 20,000 shares.

     - Under conditions specified in the Letter of Intent, the Company would have the option of buying the shares requested to be registered in lieu of registering them.

CONDITIONS TO CLOSING.

     The obligations of the parties to consummate the transactions contemplated in the Proposed Reorganization would be subject to the satisfaction of certain conditions on or before the Closing which would include, among others: (i) approval of the Definitive Agreement by the boards of directors of the Company and Barnickel

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Company, (ii)  approval of the Proposed Reorganization by the beneficiaries of the Barnickel Trust representing equitable ownership of an amount satisfactory to the trustees of the Barnickel Trust of up to 90% of the trust interests, (iii) the issuance of favorable rulings from the Internal Revenue Service regarding qualification of the Proposed Reorganization as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Code and regarding classification of the Barnickel Trust, in its year of termination, as a trust within the meaning of Section 7701 of the Code for purposes relating to its taxation.

MISCELLANEOUS.

     The Company would amend its Rights Agreement with Society
National Bank dated March 28, 1994 to provide that no rights issued thereunder would become exercisable by reason of the actions contemplated by the Proposed Reorganization, as specified in the Letter of Intent.

     (b) The Company has adopted Amendment No. 1 to its Rights Agreement with Society National Bank dated March 28, 1994, a copy of which is attached hereto as Exhibit 4, and incorporated by reference herein. The amendment relates to the Letter of Intent summarized in the preceding paragraphs of Item 5 of this Report. In summary, the amendment provides that neither the execution, delivery, nor performance of the Letter of Intent, nor any action taken in accordance with the provisions of the Letter of Intent, nor the execution and delivery of the Definitive Agreement, shall be deemed to be, among other things, a triggering event for purposes of the Rights Agreement, or cause the parties to the Letter of Intent or their Affiliates or Associates to be deemed to be "Acquiring Persons" as that term is defined in the Rights Agreement.



Item 7.   Financial Statements and Exhibits

          (c)  Exhibits.

                4. Form of Amendment No. 1 to Rights Agreement dated as of March 28, 1994 between the Company and Society National Bank as Rights Agent.

               20.  Press Release dated December 9, 1994.

               99.  Letter of Intent dated November 21, 1994.




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                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              PETROLITE CORPORATION



                              By:  /s/ John M. Casper
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                                  John M. Casper
                                  Vice President and
                                  Chief Financial Officer



Date:  December 13, 1994
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